SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CHAMELEON MEDIA GROUP, INC.**, did on April 21, 2015, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 27, 2015.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20150422-1392
You may verify this certificate
online at http://www.nvsos.gov/

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20150181291-60
	Filing Date and Time 04/21/2015 7:33 AM
	Entity Number E0207652015-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CHAMELEON MEDIA GROUP, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: NEVADA DISCOUNT REGISTERED AGENT, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 100,000,000 — Par value per share: $ .0001 — Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) FERNANDO A. PERIERA
Name
400 N. Rosemead Boulevard, Suite 100 — Pasadena — CA — 91107
Street Address — City — State — Zip Code

2)
Name
Street Address — City — State — Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions)
[ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Fernando A. Pereira — X [signature]
Name — Incorporator Signature
100 N. Rosemead Boulevard, Suite 100 — Pasadena — CA — 91107
Address — City — State — Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity.
X [signature] — 4/3/15
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15

ARTICLES OF INCORPORATION
OF
CHAMELEON MEDIA GROUP, INC.

ARTICLE I

The name of the corporation is CHAMELEON MEDIA GROUP, INC.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the Nevada Corporations Code.

ARTICLE III

The name and address in the State of Nevada for this corporation's initial agent of process is:

Nevada Discount Registered Agent, Inc.
941 Meadow View Drive
Gardnerville, Nevada 89460

Dated: 4/3/15

Nevada Discount Registered Agent, Inc.

ARTICLE IV

This corporation is authorized to issue two classes of shares, designated respectively "Common Stock" and "Preferred Stock" 100,000,000 shares of Common Stock may be issued. 25,000,000 shares of Preferred Stock may be issued. The Common Stock has voting rights. The Preferred Stock shall be divided into two classes. Series A Preferred has no voting rights and total 15,000,000. Each Series B Preferred share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event that such votes do not total at least 80% of all votes, then regardless of the provisions of this paragraph, in any such case, the votes cast by Series B Preferred shall be equal to 80% of all votes cast at any meeting of shareholders, or any issue put to the shareholders for voting and the Company may state any such action was had by majority vote of all shareholders. The rights, preferences, privileges and restrictions granted to or imposed upon the two classes of shares are as follows:

Dated: 4/3/2015

Fernando A. Perkins, Incorporator